The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION      January 21, 2009

Pricing Supplement dated January _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated December 10, 2008)


================================================================================

[RBC LOGO]                                                  $
                                                  Royal Bank of Canada
                                           Buffered Reverse Convertible Notes


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated December 10, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to seven (7) separate Buffered Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each
                              Note is indicated below. If you wish to
                              participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 January 27, 2009

Issuance Date:                January 30, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

 Coupon Payment Date (s):     The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

            Valuation Date:   April 27, 2009

             Maturity Date:   April 30, 2009

Six Month Notes:

            Valuation Date:   July 28, 2009

             Maturity Date:   July 31, 2009

Automatic Call Provision:     Not Applicable

Buffer Price:                 The Buffer Level times the Initial Reference Stock
                              Price.

Buffer Level:                 For each Reference Stock, expressed as a
                              percentage of the Initial Reference Stock Price as specified below.

Buffer Amount:                An amount equal to one minus the Buffer Level

Monitoring Method:            Close of Trading Day

Monitoring Period:            Valuation Date

Reference Stock:

No.    Principal  Reference Stock                     Ticker     Coupon   Strike   Barrier  Term       CUSIP
---    ---------  ---------------                     ------     ------   ------   -------  ----       -----
        Amount                                                    Rate    Price    Price
        ------                                                    ----    -----    -----
1136      $       Deere & Company                     DE         10.15%   $[ ]     80.00%  3 month   78008GYW6

1137      $       General Electric Company            GE         12.00%   $[ ]     80.00%  3 month   78008GYX4

1138      $       JPMorgan Chase & Co.                JPM        12.50%   $[ ]     80.00%  3 month   78008GYY2

1139      $       Nucor Corporation                   NUE        12.00%   $[ ]     80.00%  3 month   78008GYZ9

1140      $       U.S. Bancorp                        USB        14.25%   $[ ]     80.00%  3 month   78008GZA3

1141      $       Amazon.com, Inc.                    AMZN       13.00%   $[ ]     80.00%  6 month   78008GZB1

1142      $       Monsanto Company                    MON        10.05%   $[ ]     80.00%  6 month   78008GZC9

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  Payment at maturity will be based on the
to maturity):                 performance of the Reference Stock specified
                              above. For each $1,000 principal amount of the notes, you will receive $1,000 plus any accrued and unpaid interest at maturity unless the Final
                              Share Price is less than the Buffer Price.

                              If the Final Share Price is less than the Buffer Price then, at maturity you will receive, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount, or, at our election, the Cash Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount. You will also receive at maturity any accrued and unpaid interest. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              The market value of the Physical Delivery Amount or the Cash Delivery Amount, plus an amount in cash equal to the principal amount times the Buffer Amount will be less than the principal amount of the notes. Of your principal amount, you could lose up to an amount equal to the principal amount multiplied by the Buffer Level.

                              The Notes do not guarantee any return of your principal amount at maturity. Instead, the return at maturity is based on the Final Share Price.

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:         For each $1,000 principal amount, the amount in
                              cash equal to the cash value of the Reference
                              Stock equal to the Physical Delivery Amount. The
                              Cash Delivery Amount shall equal the product of the Physical Delivery Amount, as calculated above, multiplied by the Final Reference Stock Price.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              December 10, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated December 10, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                         RBC Capital Markets Corporation
                                 January _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated December 10, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different

Assumptions:
o Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
o No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.
Initial Price: $100
Buffer Level: 80%
Buffer Price: $80.00
Buffer Amount: 20%
Physical Delivery Amount as calculated by the following formula: 10 x ($1,000 / Initial Share Price) Cash payment: $200 ($1,000 x (100% - Buffer Level))




--------------------------------------------------------------------------------

    Hypothetical           Hypothetical
     Change in              Payment at                  Hypothetical
  Share Price (as            Maturity                Payment at Maturity
   a % of Initial           (as a % of         ---------------------------------
    Share Price)            Principal)          # of Shares      Cash Payment
--------------------------------------------------------------------------------
        100%                   100%               None            $1,000

         80%                   100%               None            $1,000

         60%                   100%               None            $1,000

         40%                   100%               None            $1,000

         20%                   100%               None            $1,000

          0%                   100%               None            $1,000

         -5%                   100%               None            $1,000

        -10%                   100%               None            $1,000

        -15%                   100%               None            $1,000

        -20%                   100%               None            $1,000
--------------------------------------------------------------------------------
        -25%                    -5%                10               $200

        -30%                   -10%                10               $200

        -35%                   -15%                10               $200

        -40%                   -20%                10               $200

        -45%                   -25%                10               $200

        -50%                   -30%                10               $200

       -100%                   -80%                10               $200
--------------------------------------------------------------------------------



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated December 10, 2008.

Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GYW6 (DE): [ ]% of each stated interest payment (10.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYX4 (GE): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYY2 (JPM): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYZ9 (NUE): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZA3 (USB): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZB1 (AMZN): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZC9 (MON): [ ]% of each stated interest payment (10.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated December 10, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, you should consider the following:

     o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated December 10, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated December 10, 2008.

     o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

     o Limited Protection Against Loss --You will receive the full principal amount of your investment at maturity only if the Final Reference Stock Price does not close below the Buffer Price. Your investment will be fully exposed to any decline in the value of the Reference Stock beyond the Buffer Level. You may lose an amount equal to your principal amount multiplied by the Buffer Level if the Final Reference Stock Price of the Reference Stock declines below the Buffer Price.

     o Return Limited to Coupon--Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Reference Stock.

     o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com, www.amazon.ca, www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.co.jp and www.amazon.fr. In June 2008, the Company announced the acquisition of Fabric.com, an online fabric store that offers custom measured and cut fabrics, as well as patterns, sewing tools and accessories. In August 2008, Amazon.com purchased Shelfari. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Monsanto Company (Monsanto) along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions to produce foods for consumers and feed for animals. It has two segments: Seeds and Genomics, and Agricultural Productivity. In October 2008, the Company consummated the sale of its dairy business. In September 2007, Monsanto acquired Agroeste Sementes, a Brazilian corn seed company. Agroeste focuses on hybrid corn seed production and serves farmers throughout Brazil. In June 2008, it acquired De Ruiter and a related company. De Ruiter is a protected-culture vegetable seeds company based in the Netherlands with operations worldwide. In July 2008, the Company acquired Marmot, S.A., which operates Cristiani, a seed company. In December 2008, Monsanto acquired Aly Participacoes Ltda., which operates the sugarcane breeding and technology companies, CanaVialis S.A. and Alellyx S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2006, 2007 and 2008 as well as for the period from January 1, 2009 through January 16, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Deere & Co (DE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               40                       33.805                    39.525
  04/01/2006         06/30/2006               45.99                    38.1932                   41.745
  07/01/2006         09/29/2006               42.485                   33.45                     41.955
  09/30/2006         12/29/2006               50.7                     41.505                    47.535

  01/01/2007         03/30/2007               58.25                    45.115                    54.32
  03/31/2007         06/29/2007               62.82                    51.585                    60.37
  06/30/2007         09/28/2007               74.95                    56.955                    74.21
  09/29/2007         12/31/2007               93.74                    70.175                    93.12

  01/01/2008         03/31/2008               94.7658                  71.2                      80.44
  04/01/2008         06/30/2008               94.89                    70.16                     72.13
  07/01/2008         09/30/2008               74.18                    46.18                     49.5
  10/01/2008         12/31/2008               49.49                    28.5                      38.32

  01/01/2009         01/16/2009               46.76                    37.66                     39.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               35.63                    32.21                     34.78
  04/01/2006         06/30/2006               35.24                    32.78                     32.96
  07/01/2006         09/29/2006               35.65                    32.06                     35.3
  09/30/2006         12/29/2006               38.49                    34.62                     37.21

  01/01/2007         03/30/2007               38.28                    33.9                      35.36
  03/31/2007         06/29/2007               39.77                    34.55                     38.28
  06/30/2007         09/28/2007               42.07                    36.2                      41.4
  09/29/2007         12/31/2007               42.15                    36.07                     37.07

  01/01/2008         03/31/2008               37.742                   31.65                     37.01
  04/01/2008         06/30/2008               38.52                    26.15                     26.69
  07/01/2008         09/30/2008               30.39                    22.16                     25.5
  10/01/2008         12/31/2008               25.75                    12.58                     16.2

  01/01/2009         01/16/2009               17.24                    13.06                     13.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               42.43                    37.88                      41.64
  04/01/2006         06/30/2006               46.8                     39.33                      42
  07/01/2006         09/29/2006               47.49                    40.4                       46.96
  09/30/2006         12/29/2006               49                       45.51                      48.3

  01/01/2007         03/30/2007               51.95                    45.91                      48.38
  03/31/2007         06/29/2007               53.25                    47.7                       48.45
  06/30/2007         09/28/2007               50.48                    42.16                      45.82
  09/29/2007         12/31/2007               48.02                    40.15                      43.65

  01/01/2008         03/31/2008               49.29                    36.01                      42.95
  04/01/2008         06/30/2008               49.95                    33.96                      34.31
  07/01/2008         09/30/2008               49                       29.24                      46.7
  10/01/2008         12/31/2008               50.63                    19.69                      31.53

  01/01/2009         01/16/2009               31.64                    20.53                      22.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006              51.2772                  31.2635                   48.9367
  04/01/2006         06/30/2006              56.3199                  41.843                    51.1612
  07/01/2006         09/29/2006              52.755                   42.5511                   47.1488
  09/30/2006         12/29/2006              64.3544                  45.2529                   52.5473

  01/01/2007         03/30/2007              64.7589                  51.1437                   63.0927
  03/31/2007         06/29/2007              67.7426                  54.7868                   57.3078
  06/30/2007         09/28/2007              63.2682                  40.6675                   58.6004
  09/29/2007         12/31/2007              64.02                    49.3773                   58.6484

  01/01/2008         03/31/2008              74.9396                  47.2594                   67.2708
  04/01/2008         06/30/2008              82.9812                  65.4336                   74.3454
  07/01/2008         09/30/2008              73.5688                  35.48                     39.5
  10/01/2008         12/31/2008              48.29                    25.25                     46.2

  01/01/2009         01/16/2009              49                       37.23                     42.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               31.31                    28.99                      30.5
  04/01/2006         06/30/2006               31.89                    30.17                      30.88
  07/01/2006         09/29/2006               33.42                    30.54                      33.22
  09/30/2006         12/29/2006               36.85                    32.96                      36.19

  01/01/2007         03/30/2007               36.84                    34.4                       34.97
  03/31/2007         06/29/2007               35.18                    32.74                      32.95
  06/30/2007         09/28/2007               34.17                    29.09                      32.53
  09/29/2007         12/31/2007               34.25                    30.21                      31.74

  01/01/2008         03/31/2008               35.01                    27.86                      32.36
  04/01/2008         06/30/2008               35.25                    27.78                      27.89
  07/01/2008         09/30/2008               42.23                    20.57                      36.02
  10/01/2008         12/31/2008               37.31                    20.22                      25.01

  01/01/2009         01/16/2009               25.43                    17.66                      25.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               48.58                    35.1391                    36.53
  04/01/2006         06/30/2006               38.84                    31.52                      38.68
  07/01/2006         09/29/2006               38.62                    25.76                      32.12
  09/30/2006         12/29/2006               43.25                    30.58                      39.46

  01/01/2007         03/30/2007               42                       36.3                       39.79
  03/31/2007         06/29/2007               74.72                    39.55                      68.41
  06/30/2007         09/28/2007               94.26                    68.01                      93.15
  09/29/2007         12/31/2007              101.09                    76.5                       92.64

  01/01/2008         03/31/2008               97.43                    61.2                       71.3
  04/01/2008         06/30/2008               84.88                    70.65                      73.33
  07/01/2008         09/30/2008               91.75                    61.32                      72.76
  10/01/2008         12/31/2008               71.99                    34.68                      51.28

  01/01/2009         01/16/2009               58.22                    47.63                      58.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the             Price of the               Price of the
                                       Reference Stock in       Reference Stock in         Reference Stock in
                                               ($)                      ($)                        ($)
  ----------            ----                   ---                      ---                        ---
  01/01/2006         03/31/2006               44.18                    39.095                    42.375
  04/01/2006         06/30/2006               44.88                    37.905                    42.095
  07/01/2006         09/29/2006               48.45                    40.925                    47.01
  09/30/2006         12/29/2006               53.49                    42.75                     52.53

  01/01/2007         03/30/2007               57.08                    49.1                      54.96
  03/31/2007         06/29/2007               68.81                    54.34                     67.54
  06/30/2007         09/28/2007               86.9                     58.5                      85.74
  09/29/2007         12/31/2007              116.25                    82.51                    111.69

  01/01/2008         03/31/2008              129.28                    90.5                     111.5
  04/01/2008         06/30/2008              145.8                    104.6                     126.44
  07/01/2008         09/30/2008              126.91                    92.67                     98.98
  10/01/2008         12/31/2008              100.69                    63.47                     70.35

  01/01/2009         01/16/2009               87.32                    69.74                     79.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 30, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated December 10, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated December 10, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                       Buffered Reverse Convertible Notes



                                 January _, 2009